EXHIBIT 11.1

                               PACKAGED ICE, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          AND COMMON SHARE EQUIVALENTS

                                            NINE MONTHS ENDED
                                              SEPTEMBER 30,                YEAR ENDED DECEMBER 31,
                                       ---------------------------  --------------------------------------
                                           1998         1997(1)       1997(1)       1996(1)      1995(1)
                                       -------------  ------------  ------------  -----------  -----------
BASIC EARNINGS PER SHARE:
Weighted Average Common Shares
  Outstanding........................      4,828,254     3,458,605     3,600,109    2,826,371    2,682,281
                                       -------------  ------------  ------------  -----------  -----------
    Net income (loss) before
      extraordinary item available to
      common shareholders............  $        0.39  $      (0.57) $      (2.40) $     (0.35) $     (0.26)
                                       =============  ============  ============  ===========  ===========
    Net loss to common
      shareholders...................  $       (3.21) $      (0.57) $      (2.40) $     (0.35) $     (0.26)
                                       =============  ============  ============  ===========  ===========
DILUTED EARNINGS PER SHARE:
Weighted Average Common Shares
  Outstanding........................      4,828,254     3,458,605     3,600,109    2,826,371    2,682,261
Shares Issuable from Assumed
  Conversion of Common Share Options
  and Warrants.......................      1,838,018       744,165       774,787      272,822      174,293
Convertible Demand Notes.............       --             --              5,814        8,550      --
                                       -------------  ------------  ------------  -----------  -----------
Weighted Average Common Shares
  Outstanding, as Adjusted...........      6,666,272     4,202,770     4,380,710    3,107,743    2,856,554
                                       =============  ============  ============  ===========  ===========
    Net income (loss) before
      extraordinary item available to
      common shareholders............  $        0.28  $      (0.47) $      (1.93) $     (0.32) $     (0.24)
                                       =============  ============  ============  ===========  ===========
    Net loss to common
      shareholders...................  $       (2.33) $      (0.47) $      (1.93) $     (0.32) $     (0.24)
                                       =============  ============  ============  ===========  ===========
EARNINGS FOR BASIC AND DILUTED
  COMPUTATION:
Net income (loss) before
  extraordinary item and preferred
  dividends..........................  $   5,813,455  $ (1,981,784) $ (8,438,636) $  (990,432) $  (688,482)
Extraordinary item...................    (17,386,893)      --            --           --           --
Preferred Shares Dividend............     (3,949,975)      --           (198,630)
                                       -------------  ------------  ------------  -----------  -----------
Net Loss to Common Shareholders
    (Basic Earnings Per Share
      Computation)...................    (15,523,413)   (1,981,784)   (8,637,266)    (990,432)    (688,482)
Interest Expense of Convertible
  Demand Notes.......................       --             --                505        6,236      --
                                       -------------  ------------  ------------  -----------  -----------
Net Loss to Common Shareholders, as
  adjusted (Diluted Earnings Per
  Share Computation).................  $ (15,523,413) $ (1,981,784) $ (8,438,131) $  (984,196) $  (688,482)
                                       =============  ============  ============  ===========  ===========

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  (1) This calculation is submitted in accordance with Regulation S-K; although it is contrary to paragraphs 13 and 27 of the Financial Accounting Standards Board's Statement of Financial Standard No. 128, because it produces an antidilutive result.